Designated Filer:           ACR Group Paper Holdings JR LP
Issuer & Ticker Symbol:     Sylvamo Corporation (SLVM)
Date of Event Requiring     April 21, 2022
Statement:

                       Joint Filers' Names and Addresses

1. Name: ACR Group Paper Holdings JR GP LLC

Address: 100 Northfield Street
Greenwich, Connecticut 06830

2. Name: ACR Group Paper Holdings LP

Address: 100 Northfield Street
Greenwich, Connecticut 06830

3. Name: Atlas Capital GP IV LP

Address: 100 Northfield Street
Greenwich, Connecticut 06830

4. Name: Atlas Capital Resources GP IV LLC

Address: 100 Northfield Street
Greenwich, Connecticut 06830

5. Name: Andrew M. Bursky

Address: 100 Northfield Street
Greenwich, Connecticut 06830

6. Name: Timothy J. Fazio

Address: 100 Northfield Street
Greenwich, Connecticut 06830